EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Third Quarter Results and Provides Full Year 2022 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) today announced its financial results for the third quarter of 2021.
HIGHLIGHTS
•Net income of $381 million and $1.1 billion for the three and nine months ended September 30, 2021, respectively.
•Adjusted EBITDA1 of $738 million and $2.2 billion for the three and nine months ended September 30, 2021, respectively.
•Declared a distribution of $0.680 per common unit that will be paid on November 12, 2021 to unitholders of record as of November 5, 2021.
•Reconfirming full year 2021 distribution guidance of $2.60 - $2.70 per unit.
•Introducing full year 2022 distribution guidance of $3.00 - $3.25 per unit.
•In September 2021, feed gas was introduced into Train 6 of the SPL Project (defined below) as part of the commissioning process. Train 6 is expected to achieve substantial completion in the first quarter of 2022.

2021 FULL YEAR DISTRIBUTION GUIDANCE

2021
Distribution per Unit	$2.60	-	$2.70
2022 FULL YEAR DISTRIBUTION GUIDANCE

2022
Distribution per Unit	$3.00	-	$3.25

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Revenues	$2,324	$982	137%	$6,176	$4,170	48%
Net income (loss)	$381	$(67)	nm	$1,123	$774	45%
Adjusted EBITDA[1]	$738	$352	110%	$2,207	$1,990	11%
LNG exported:
Number of cargoes	86	36	139%	262	186	41%
Volumes (TBtu)	307	126	144%	939	656	43%
LNG volumes loaded (TBtu)	308	122	152%	938	656	43%
___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Net income increased $448 million and $349 million during the three and nine months ended September 30, 2021, respectively, as compared to the corresponding 2020 periods, primarily due to increased revenues from higher volumes of LNG delivered, while higher prices per MMBtu of LNG delivered were offset by higher feedstock costs.
During the three and nine months ended September 30, 2021, we recognized in income 308 and 938 TBtu, respectively, of LNG loaded from the SPL Project. Additionally, in the nine months ended September 30, 2021, we recognized in income 8 TBtu of LNG which was procured by Sabine Pass Liquefaction, LLC (“SPL”) from Cheniere Energy, Inc.’s Corpus Christi liquefaction facility.
During the three and nine months ended September 30, 2020, we recognized $109 million and $513 million, respectively, in LNG revenues associated with cancelled LNG cargoes, of which $21 million would have been recognized subsequent to September 30, 2020 had the cargoes been lifted pursuant to the delivery schedules with the customers. LNG revenues during the three months ended September 30, 2020 excluded $244 million that would have otherwise been recognized during the quarter if the cargoes were lifted pursuant to the delivery schedules with the customers. We did not have any such revenue timing impacts during the three and nine months ended September 30, 2021.
KEY FINANCIAL TRANSACTIONS
In September 2021, we issued $1.2 billion of 3.25% Senior Notes due 2032 (the “2032 CQP Senior Notes”). Net proceeds from the 2032 CQP Senior Notes were used to redeem a portion of the outstanding $1.1 billion aggregate principal amount of the 5.625% Senior Notes due 2026 (the “2026 CQP Senior Notes”) in September 2021 pursuant to a tender offer and consent solicitation. In October 2021, the remaining net proceeds from the 2032 CQP Senior Notes were used to redeem the remaining outstanding aggregate principal amount of the 2026 CQP Senior Notes and, together with cash on hand, redeem $318 million of the 6.25% Senior Secured Notes due 2022 (the “2022 SPL Senior Notes”).
During 2021, SPL entered into a series of note purchase agreements for the sale of approximately $482 million aggregate principal amount of Senior Secured Notes due 2037, on a private placement basis (the “2037 SPL Private Placement Senior Secured Notes”). The 2037 SPL Private Placement Senior Secured Notes are expected to be issued in the fourth quarter of 2021, subject to customary closing conditions, and the net proceeds will be used to redeem a portion of SPL’s outstanding 2022 SPL Senior Notes. The 2037 SPL Private Placement Senior Secured Notes will be fully amortizing, with a weighted average life of over 10 years and a weighted average interest rate of 3.07%.
SABINE PASS LIQUEFACTION PROJECT UPDATE
As of October 31, 2021, over 1,430 cumulative LNG cargoes totaling approximately 110 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
Construction Progress as of September 30, 2021

SPL Project
Train 6
Project Status	Commissioning
Project Completion Percentage (1)	97.1% (1)
Expected Substantial Completion	1Q 2022
(1) Engineering 100.0% complete, procurement 100.0% complete, and construction 92.9% complete
SPL Project Overview
We own natural gas liquefaction facilities consisting of five operational liquefaction Trains and one additional Train in commissioning, with a total production capacity of approximately 30 million tonnes per annum (“mtpa”) of LNG at the Sabine Pass LNG terminal (the “SPL Project”). Train 6 is expected to reach substantial completion in the first quarter of 2022.

DISTRIBUTIONS TO UNITHOLDERS
We declared a cash distribution of $0.680 per common unit to unitholders of record as of November 5, 2021 and the related general partner distribution to be paid on November 12, 2021.
INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the third quarter 2021 on Thursday, November 4, 2021, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of five operational liquefaction Trains and one additional Train in commissioning, with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and two marine berths with a third marine berth under construction. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, and (vii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
LNG revenues	$1,791	$807	$5,057	$3,588
LNG revenues—affiliate	453	103	878	352
Regasification revenues	68	67	202	202
Other revenues	12	5	39	28
Total revenues	2,324	982	6,176	4,170

Operating costs and expenses
Cost of sales (excluding items shown separately below)	1,342	454	3,178	1,551
Cost of sales—affiliate	8	33	62	38
Cost of sales—related party	—	—	1	—
Operating and maintenance expense	148	146	465	463
Operating and maintenance expense—affiliate	34	34	103	115
Operating and maintenance expense—related party	12	—	34	—
Development expense	—	—	1	—
General and administrative expense	2	2	7	12
General and administrative expense—affiliate	22	24	64	73
Depreciation and amortization expense	140	137	417	413
Impairment expense and loss on disposal of assets	—	—	6	5
Total operating costs and expenses	1,708	830	4,338	2,670

Income from operations	616	152	1,838	1,500

Other income (expense)
Interest expense, net of capitalized interest	(210)	(221)	(636)	(691)
Loss on modification or extinguishment of debt	(27)	—	(81)	(43)
Other income, net	2	2	2	8
Total other expense	(235)	(219)	(715)	(726)

Net income (loss)	$381	$(67)	$1,123	$774

Basic and diluted net income (loss) per common unit	$0.69	$(0.08)	$2.07	$1.55

Weighted average number of common units outstanding used for basic and diluted net income (loss) per common unit calculation	484.0	414.8	484.0	370.9

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	September 30,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$1,713	$1,210
Restricted cash	133	97
Accounts and other receivables, net of current expected credit losses	358	318
Accounts receivable—affiliate	198	184
Advances to affiliate	130	144
Inventory	134	107
Current derivative assets	44	14
Other current assets	105	61
Total current assets	2,815	2,135

Property, plant and equipment, net of accumulated depreciation	16,820	16,723
Operating lease assets, net of accumulated amortization	93	99
Debt issuance costs, net of accumulated amortization	13	17
Derivative assets	25	11
Other non-current assets, net	163	160
Total assets	$19,929	$19,145

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$14	$12
Accrued liabilities	846	658
Accrued liabilities—related party	5	4
Current debt, net of discount and debt issuance costs	944	—
Due to affiliates	45	53
Deferred revenue	166	137
Deferred revenue—affiliate	4	1
Current operating lease liabilities	8	7
Current derivative liabilities	23	11
Total current liabilities	2,055	883

Long-term debt, net of premium, discount and debt issuance costs	17,171	17,580
Non-current deferred revenue	1	—
Operating lease liabilities	85	90
Derivative liabilities	13	35
Other non-current liabilities	—	1
Other non-current liabilities—affiliate	15	17

Partners’ equity
Common unitholders’ interest (484.0 million units issued and outstanding at both September 30, 2021 and December 31, 2020)	856	714
General partner’s interest (2% interest with 9.9 million units issued and outstanding at September 30, 2021 and December 31, 2020)	(267)	(175)
Total partners’ equity	589	539
Total liabilities and partners’ equity	$19,929	$19,145

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and nine months ended September 30, 2021 and 2020 (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$381	$(67)	$1,123	$774
Interest expense, net of capitalized interest	210	221	636	691
Loss on modification or extinguishment of debt	27	—	81	43
Other income, net	(2)	(2)	(2)	(8)
Income from operations	$616	$152	$1,838	$1,500
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	140	137	417	413
Loss (gain) from changes in fair value of commodity derivatives, net (1)	(18)	62	(54)	36
Impairment expense and loss on disposal of assets	—	—	6	5
Incremental costs associated with COVID-19 response	—	1	—	36
Adjusted EBITDA	$738	$352	$2,207	$1,990
(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income (loss) before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity derivatives prior to contractual delivery or termination, and non-recurring costs related to our response to the COVID-19 outbreak which are incremental to and separable from normal operations. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479

Media Relations
Eben Burnham-Snyder	713-375-5764